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                                  EXHIBIT 23.2

                       CONSENT OF MONROE SHINE & CO., INC.



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                                                      EXHIBIT 23.2


                       CONSENT OF MONROE SHINE & CO., INC.




We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Capital, Inc. of our report dated July 22, 1998, relating to the financial statements of First Federal Bank, A Federal Savings Bank which were filed with the Securities and Exchange Commission as part of the First Capital, Inc. prospectus filed as part of the First Capital, Inc. Registration Statement on Form SB-2 as amended (File No. 333-63515).



                                          /s/ Monroe Shine & Co., Inc.

New Albany, Indiana
April 19, 1999